EXHIBIT 12

                           FORM OF OPINION AND CONSENT


                                     [Date]

BIA Emerging Growth Fund Limited Partnership
c/o BAT Commingled Fund Manager, Inc.
General Partner
21 South Street
Baltimore, MD 21202

Ladies and Gentlemen:

     You have requested our opinion regarding certain United States federal income tax consequences to BIA Emerging Growth Fund Limited Partnership, a Delaware limited partnership (the "Partnership"), BIA Small-Cap Growth Fund, a separate series of Forum Funds, a Delaware business trust (the "Fund"), and the limited partners of the Partnership (the "Partners") of (1) the Partnership's transfer of substantially all of its assets in exchange solely for substantially all of the shares of beneficial interest of the Fund ("Shares"), pursuant to the Agreement and Plan of Reorganization, dated as of ______________, 1999 (the "Plan"); and (2) the dissolution of the Partnership and the distribution of the Shares to the Partners. The exhange of substantially all of the Partnership's assets for Shares pursuant to the Plan is referred to herein as the "Exchange."

     We have reviewed and rely upon the Plan; the Form N-14, including all exhibits thereto, filed by Forum Funds with the Securities and Exchange Commission on ___________, 1999; the Amended and Restated Limited Partnership Agreement of the Partnership, effective as of June 7, 1995; and such other documents as we have deemed relevant for purposes of rendering this opinion. We have assumed the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, and the authenticity of the originals of any such copies. We have further assumed that all parties to agreements that we have examined have acted, and will act, in accordance with the terms of such agreements.

     We have also relied on the accuracy of the representations contained in letters to us from the Partnership and the Fund of even date herewith. We have not attempted to verify independently such representations, but in the course of our representation of the Partnership, nothing has come to our attention which would cause us to question the accuracy thereof.

     Based on and subject to the foregoing, and on our consideration of such other matters of fact and law as we have deemed necessary or appropriate, it is our opinion that:

     1. The Partnership will recognize no gain or loss upon its transfer of substantially all of its assets to the Fund solely in exchange for Shares.

     2. The Partnership's basis in the Shares received from the Fund will equal the basis of the assets transferred in exchange therefor.

     3. The Partnership's holding period of the Shares received from the Fund will include the period during which the Partnership held the assets exchanged therefor, provided that such assets were capital assets or property described in section 1231 of the Internal Revenue Code of 1986, as amended (the "Code"), on the date of the exchange.

     4. The Fund will recognize no gain or loss on its receipt of substantially all of the Partnership's assets in exchange for Shares.

     5. The Fund's basis in the assets received from the Partnership will equal the basis of those assets in the hands of the Partnership immediately prior to the Exchange.

     6. The Fund's holding period for the assets received from the Partnership will include the holding period during which the Partnership held the assets.

     7. The Partnership will not recognize gain or loss on the distribution of the Shares received from the Fund to the Partners.

     8. A Partner will not recognize gain or loss on the distribution of Shares to that Partner, but a Partner may recognize gain if cash distributed or deemed distributed to that Partner exceeds such Partner's adjusted basis in its interest in the Partnership ("Partnership Interest"). Each Partner will be deemed to receive a cash distribution equal to any decrease in its allocable share of Partnership liabilities occurring in connection with the Exchange and the dissolution and winding up of the Partnership.

     9. The holding period of the Shares received by each Partner will include the period during which the Partnership is treated as having held those shares under paragraph 6 above, but will not include the period during which such Partner held its Partnership Interest.

     10. The aggregate basis of the Fund Shares and any other property (not including cash) received by each Partner will be equal to such Partner's adjusted basis in its Partnership Interest minus the amount of cash distributed or deemed distributed to such Partner in connection with the dissolution and winding up of the Partnership.

                  This opinion is based on relevant provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, and interpretations of the foregoing as expressed in court decisions and administrative determinations, as currently in effect. We undertake no obligation to update or supplement this opinion to reflect any changes in law that may occur.

                  We express no opinion as to the United States federal income tax consequences of the Exchange except as expressly set forth above, or as to any transaction except those consummated in accordance with the Plan and the representations made to us. In particular, we express no opinion with respect to the tax consequences of the liquidation of Partnership assets to redeem the Partnership Interests of certain Partners prior to the Exchange, or the tax consequences of such redemptions. This opinion does not address any tax considerations under foreign, state, or local law.

                  This opinion should not be quoted in whole or in part nor otherwise be referred to, nor otherwise be filed with or furnished to any governmental agency or other person or entity, without our express prior written consent. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement on Form N-14 filed by Forum Funds with the Securities and Exchange Commission and to the reference to our firm under the caption "Legal Matters" in the Proxy Statement/Prospectus included in that Registration Statement.


                                            Very truly yours,


                                            WILMER, CUTLER & PICKERING




                                            By:______________________________
                                               A Partner

                           FORM OF OPINION AND CONSENT


                                     [Date]

BIA Growth Equity Fund Limited Partnership
c/o BAT Commingled Fund Manager, Inc.
General Partner
21 South Street
Baltimore, MD 21202

Ladies and Gentlemen:

     You have requested our opinion regarding certain United States federal income tax consequences to BIA Growth Equity Fund Limited Partnership, a Delaware limited partnership (the "Partnership"), BIA Growth Equity Fund, a separate series of Forum Funds, a Delaware business trust (the "Fund"), and the limited partners of the Partnership (the "Partners") of (1) the Partnership's transfer of substantially all of its assets in exchange solely for substantially all of the shares of beneficial interest of the Fund ("Shares"), pursuant to the Agreement and Plan of Reorganization, dated as of ______________, 1999 (the "Plan"); and (2) the dissolution of the Partnership and the distribution of the Shares to the Partners. The exhange of substantially all of the Partnership's assets for Shares pursuant to the Plan is referred to herein as the "Exchange."

     We have reviewed and rely upon the Plan; the Form N-14, including all exhibits thereto, filed by Forum Funds with the Securities and Exchange Commission on ___________, 1999; the Amended and Restated Limited Partnership Agreement of the Partnership, effective as of June 7, 1995; and such other documents as we have deemed relevant for purposes of rendering this opinion. We have assumed the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, and the authenticity of the originals of any such copies. We have further assumed that all parties to agreements that we have examined have acted, and will act, in accordance with the terms of such agreements.

     We have also relied on the accuracy of the representations contained in letters to us from the Partnership and the Fund of even date herewith. We have not attempted to verify independently such representations, but in the course of our representation of the Partnership, nothing has come to our attention which would cause us to question the accuracy thereof.

     Based on and subject to the foregoing, and on our consideration of such other matters of fact and law as we have deemed necessary or appropriate, it is our opinion that:

     1. The Partnership will recognize no gain or loss upon its transfer of substantially all of its assets to the Fund solely in exchange for Shares.

     2. The Partnership's basis in the Shares received from the Fund will equal the basis of the assets transferred in exchange therefor.

     3. The Partnership's holding period of the Shares received from the Fund will include the period during which the Partnership held the assets exchanged therefor, provided that such assets were capital assets or property described in section 1231 of the Internal Revenue Code of 1986, as amended (the "Code"), on the date of the exchange.

     4. The Fund will recognize no gain or loss on its receipt of substantially all of the Partnership's assets in exchange for Shares.

     5. The Fund's basis in the assets received from the Partnership will equal the basis of those assets in the hands of the Partnership immediately prior to the Exchange.

     6. The Fund's holding period for the assets received from the Partnership will include the holding period during which the Partnership held the assets.

     7. The Partnership will not recognize gain or loss on the distribution of the Shares received from the Fund to the Partners.

     8. A Partner will not recognize gain or loss on the distribution of Shares to that Partner, but a Partner may recognize gain if cash distributed or deemed distributed to that Partner exceeds such Partner's adjusted basis in its interest in the Partnership ("Partnership Interest"). Each Partner will be deemed to receive a cash distribution equal to any decrease in its allocable share of Partnership liabilities occurring in connection with the Exchange and the dissolution and winding up of the Partnership.

     9. The holding period of the Shares received by each Partner will include the period during which the Partnership is treated as having held those shares under paragraph 6 above, but will not include the period during which such Partner held its Partnership Interest.

     10. The aggregate basis of the Fund Shares and any other property (not including cash) received by each Partner will be equal to such Partner's adjusted basis in its Partnership Interest minus the amount of cash distributed or deemed distributed to such Partner in connection with the dissolution and winding up of the Partnership.

                  This opinion is based on relevant provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, and interpretations of the foregoing as expressed in court decisions and administrative determinations, as currently in effect. We undertake no obligation to update or supplement this opinion to reflect any changes in law that may occur.

                  We express no opinion as to the United States federal income tax consequences of the Exchange except as expressly set forth above, or as to any transaction except those consummated in accordance with the Plan and the representations made to us. In particular, we express no opinion with respect to the tax consequences of the liquidation of Partnership assets to redeem the Partnership Interests of certain Partners prior to the Exchange, or the tax consequences of such redemptions. This opinion does not address any tax considerations under foreign, state, or local law.

                  This opinion should not be quoted in whole or in part nor otherwise be referred to, nor otherwise be filed with or furnished to any governmental agency or other person or entity, without our express prior written consent. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement on Form N-14 filed by Forum Funds with the Securities and Exchange Commission and to the reference to our firm under the caption "Legal Matters" in the Proxy Statement/Prospectus included in that Registration Statement.


                                            Very truly yours,


                                            WILMER, CUTLER & PICKERING




                                            By:________________________________
                                               A Partner